UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39311	98-1533670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(844) 304-2048

(Registrant’s telephone number, including area code)

131 Dartmouth Street, Suite 502

Boston, MA 02116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERE	The Nasdaq Capital Market
Warrants to purchase one share of common stock at an exercise price of $11.50	CEREW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cerevel Therapeutics Holdings, Inc. (the “Company”), the Board increased the size of the Board to 11 directors and appointed Deval L. Patrick and Deborah Baron to serve on the Board, effective immediately. Mr. Patrick shall serve as a Class III director until his term expires at the 2023 annual meeting of stockholders and Ms. Baron shall serve as a Class II director until her term expires at the 2022 annual meeting of stockholders. The Board determined that Mr. Patrick and Ms. Baron are each independent under the listing standards of The Nasdaq Capital Market.

Deval L. Patrick has served as the founder and chairman of TogetherFUND, a political action committee that supports progressive politics and grassroots groups working to drive turnout and engagement among disenfranchised and marginalized voters, since May 2020. From April 2015 to December 2019, Mr. Patrick served as a managing director of Bain Capital LLC, where he founded and led a growth equity fund focused on delivering competitive financial returns and positive social impact. Previously, from January 2007 to January 2015, Mr. Patrick served as Massachusetts’ first African-American governor. Prior to his tenure in government, from 2000 to 2004, Mr. Patrick served as the executive vice president and general counsel at The Coca-Cola Company. Previously, from 1998 to 1999, he served as vice president and general counsel at Texaco Inc., until its acquisition by Chevron Corporation. Mr. Patrick also previously served as a partner in two Boston law firms and, from 1994 to 1997, served as the Assistant Attorney General of the United States for Civil Rights in the Department of Justice. Since 2015, Mr. Patrick has served on the boards of directors of Global Blood Therapeutics, Inc., where he is also a member of its audit and compensation committees, and of American Well Corporation. Mr. Patrick also currently serves on the boards of directors of Twilio Inc. and a number of private companies. Mr. Patrick is a Rockefeller Fellow, a Crown Fellow of the Aspen Institute, and the author of two books, A Reason to Believe: Lessons from an Improbable Life and Faith in the Dream: A Call to the Nation to Reclaim American Values. Mr. Patrick received his B.A. in English and American Literature from Harvard University and a J.D. from Harvard Law School.

Deborah Baron is currently a senior vice president in Pfizer Inc.’s Worldwide Business Development Group, which she joined in 2002. In this role, Ms. Baron leads all Pfizer business development activities, covering a wide range of transaction types including venture investments, research/development/commercial collaborations, license agreements, mergers and acquisitions, and divestitures. Prior to this role, Ms. Baron held positions of increasing responsibility at Pfizer, including leading business development activities in Pfizer’s Primary Care and Emerging Markets businesses. Before joining Pfizer in 2002, Ms. Baron was an associate principal at McKinsey & Co, a management consulting firm, and was previously a manufacturing engineer at The Stanley Works, now Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware and provider of security products. Ms. Baron received her B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Mr. Patrick and Ms. Baron shall each receive an initial option award for his or her Board service with a grant date fair value equal to $856,000 (provided that such options shall not exceed, and shall be capped at, 92,000 in the aggregate), vesting in 36 monthly installments through the third anniversary of the grant date. As non-employee directors, Mr. Patrick and Ms. Baron shall also each receive cash compensation in accordance with the Company’s previously-disclosed Non-Employee Director Compensation Policy. Ms. Baron was nominated to serve as a director by Pfizer Inc. pursuant to that certain Amended and Restated Registration and Shareholder Rights Agreement, dated as of October 27, 2020, by and among the Company and the investors party thereto (the “Shareholder Rights Agreement”). Douglas Giordano, who was previously nominated by Pfizer Inc. to serve on the Board pursuant to the Shareholder Rights Agreement, shall remain as an independent director on the Board as the director mutually agreed by the Company and ARYA Sciences Holdings II to serve on the Board. Neither Mr. Patrick nor Ms. Baron is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and, except as disclosed above, there are no arrangements or understandings between Mr. Patrick or Ms. Baron and any other persons pursuant to which he or she was selected as a director. In addition, Mr. Patrick and Ms. Baron will each enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On January 20, 2021, the Company entered into a waiver of the Shareholder Rights Agreement to expand the size of the Board to 11 directors and permit Mr. Patrick to be appointed as a Class III director and Ms. Baron to be appointed as a Class II director. A copy of the waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 21, 2021, the Company issued a press release announcing the appointment of Mr. Patrick and Ms. Baron to the Board. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Waiver, dated January 20, 2021, by and among Cerevel Therapeutics Holdings, Inc. and the investors party thereto

99.1	Press release issued by Cerevel Therapeutics Holdings, Inc. on January 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEREVEL THERAPEUTICS HOLDINGS, INC.

Date: January 21, 2021	By:	/s/ Kathy Yi
Kathy Yi
Chief Financial Officer